EXHIBIT 99.1

ICTV Brands Reports 3Q17 Financial Results

Conference Call Begins November 21, 2017 at 10:00am EDT

Wayne, PA — (Marketwired) – November 20, 2017 – ICTV Brands, Inc. (OTCQX: ICTV), (CSE: ITV), a digitally focused direct response marketing and international branding company focused on the health, wellness and beauty sector, today reported financial results for the three months ended September 30, 2017.

Third Quarter 2017 Highlights:

●	Delivered revenue of approximately $7.56 million, up 80% compared to the prior year quarter.

●	Achieved positive Adjusted EBITDA of $256,000, up 299% compared to prior year quarter.

●	Total assets increased to approximately $17.2 million from approximately $4.5 million at December 31, 2016, which includes approximately $7.5 million in inventory and approximately $960,000 in cash and equivalents.

Management Commentary:

Richard Ransom, President, stated, “During the third quarter ICTV’s two flagship brands were placed in several new brick and mortar retail stores, including Shopper’s Drug Mart and expansion to over 300 additional Bed Bath & Beyond locations. This positions ICTV to maximize our sales during the prime retail season between Thanksgiving and New Year’s Day. In addition to retail initiatives in North America, our team has been focused on expanding the international distribution platform in both South America and Asia. We believe that the work our team has done over the last several months positions ICTV well for substantial growth in 2018 and the year to come.”

Reported Financial Results:

Third Quarter 2017 Compared to Third Quarter 2016:

Revenues for the three months ended September 30, 2017 were approximately $7.56 million, compared to approximately $4.2 million for the three months ended September 30, 2016. For the three months ended September 30, 2017, we generated approximately $4.5 million in gross profit, compared to approximately $3.0 million during the three months ended September 30, 2016 as a result of the addition of the no!no!TM, KyrobakTM and Cleartouch TM products acquired in January 2017. Gross profit margin was 60% in the third quarter 2017 compared to 72% in the prior year quarter. Total operating expenses increased to approximately $6.6 million from approximately $3.3 million during the third quarter of 2016, primarily related to the acquisition of the no!no! brand and other assets from PhotoMedex. The largest factor is an increase in internet marketing expenditures. Internet marketing expenses increased to approximately $1.2 million for the three months ended September 30, 2017 from approximately $299,000 during the three months ended September 30, 2016. Media expenditures were approximately $1.3 million and $1.4 million for the three months ended September 30, 2017 and 2016, respectively. In addition, payroll expenses increased to $565,000 during the three months ended September 30, 2017 from $367,000 during the three months ended September 30, 2016, as a result of additional employees from the PhotoMedex acquisition.

Net loss for the third quarter was approximately $387,000, compared to a net loss of approximately $262,000 in the prior year quarter. The resulting EPS is ($0.01), as compared to ($0.01) in the comparable quarter a year earlier. Adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA) was approximately $256,000 as compared to approximately ($128,000).

Nine Months Ended September 30, 2017 Compared to Nine Months Ended September 30, 2016

Revenues for the nine months ended September 30, 2017 were $23.2 million, increasing from $12.5 million in the prior year period as a result of the addition of the no!no!TM, KyrobakTM and Cleartouch TM products acquired in January 2017. For the nine months ended September 30, 2017, we generated $15.2 million in gross margin, compared to approximately $8.8 million during the nine months ended September 30, 2016 as a result of the addition of the no!no!TM, KyrobakTM and Cleartouch TM products acquired in January 2017. Gross margin percentage was approximately 65% and 70% for the nine months ended September 30, 2017 and 2016. Total operating expenses increased to approximately $19.0 million from approximately $9.7 million during the third quarter of 2016. This increase in operating expenses relates primarily to the PhotoMedex acquisition. The biggest increase was internet marketing expenditures. Internet marketing expenses increased to approximately $3.3 million for the nine months ended September 30, 2017 from approximately $899,000 during the nine months ended September 30, 2016. Media expenditures was approximately $4.2 million for the nine months ended September 30, 2017 compared to $4.0 million for the nine months ended September 30, 2016. In addition, payroll expenses increased to $2.0 million during the nine months ended September 30, 2017 from $1.1 million during the nine months ended September 30, 2016, as a result of additional employees from the PhotoMedex acquisition. Net loss was ($2.2 million), compared to ($951,000). EPS was ($0.04), as compared to ($0.03), and Adjusted EBITDA was approximately ($415,000) as compared to approximately ($458,000).

Balance Sheet as of September 30, 2017

As of September 30, 2017, the Company had approximately $.96 million in cash and cash equivalents and approximately $6.1 million in working capital compared to approximately $1.4 million and approximately $1.3 million as of December 31, 2016, respectively. The Company believes that our current cash will be sufficient to meet the anticipated cash needs for working capital for at least the next twelve months.

Conference Call

ICTV will hold a conference call to discuss the Company’s third quarter 2017 results and answer questions on November 21, 2017, beginning at 10:00am EDT. The call will be open to the public and will have a corporate update presented by ICTV’s Chairman and Chief Executive Officer, Kelvin Claney, President, Richard Ransom and Chief Financial Officer, Ernest P. Kollias, Jr., followed by a question and answer period. The live conference call can be accessed by dialing (866) 831-8713 or (203) 518-9713. Participants are recommended to dial-in approximately 10 minutes prior to the start of the event. A replay of the call will be available approximately two hours after completion through December 5, 2017. To listen to the replay, dial (800) 934-7776 (domestic) or (402) 220-6983 (international). The conference call transcript will be posted to the Company’s corporate website (http://www.ictvbrands.com) for those who are unable to attend the live call.

ICTV Brands, Inc.

ICTV Brands, Inc. sells primarily health, beauty and wellness products as well as various consumer products through a multi-channel distribution strategy. ICTV utilizes a distinctive marketing strategy and multi-channel distribution model to develop, market and sell products through, including direct response television, or DRTV, digital marketing campaigns, live home shopping, traditional retail and e-commerce market places, and our international third party distributor network. Its products are sold in the North America and are available in over 65 countries. Its products include DermaWand, a skin care device that reduces the appearance of fine lines and wrinkles, and helps improve skin tone and texture, DermaVital, a professional quality skin care line that effects superior hydration, the CoralActives brand of acne treatment and skin cleansing products, and Derma Brilliance, a sonic exfoliation skin care system which helps reduce visible signs of aging, Jidue, a facial massager device which helps alleviate stress, and Good Planet Super Solution, a multi-use cleaning agent. On January 23, 2017, we acquired several new brands, through the PhotoMedex and Ermis Labs acquisitions and have begun (or, will shortly begin) marketing and selling the following new products; no!no!® Hair, a home use hair removal device; no!no!® Skin, a home use device that uses light and heat to calm inflammation and kill bacteria in pores to treat acne; no!no!® Face Trainer, a home use mask that supports a series of facial exercises; no!no!® Glow, a home use device that uses light and heat energy to treat skin; Made Ya Look, a heated eyelash curler; no!no!® Smooth Skin Care, an array of skin care products developed to work with the devices to improve the treated skin; Kyrobak, a home use device for the treatment of non-specific lower back pain; ClearTouch ®, a home use device for the safe and efficient treatment of nail fungus; and Ermis Labs acne treatment cleansing bars. ICTV Brands, Inc. was founded in 1998 and is headquartered in Wayne, Pennsylvania. For more information on our current initiatives, please visit www.ictvbrands.com.

Non-GAAP Financial Information

Adjusted EBITDA is defined as income from continuing operations before depreciation, amortization, interest expense, interest income, and stock-based compensation. Adjusted EBITDA is not intended to replace operating income, net income, cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles. Rather, Adjusted EBITDA is an important measure used by management to assess the operating performance of the Company. Adjusted EBITDA as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies.

	(Unaudited)		(Unaudited)
	For the three months ended		For the nine months end
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

Net loss, as reported	$(386,858)	$(261,597)	$(2,195,156)	$(951,448)
Share based compensation expense	64,287	55,242	223,345	259,328
Depreciation and amortization	300,964	74,631	820,792	223,850
Interest Expense	164,915	3,274	218,032	10,511
Issuance of stock for compensation	-	-	336,000	-
Taxes	112,277	-	182,277	-
Adjusted EBITDA	$255,586	$(128,450)	$(414,710)	$(457,759)

Forward-Looking Statements

Forward-Looking Statements. This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “prospects,” “outlook,” and similar words or expressions, or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could” are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, including but not limited to the discussion under “Risk Factors” therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

— Financial Statement Schedules follow —

ICTV BRANDS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF

	September 30, 2017	December 31, 2016
ASSETS	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$961,024	$1,390,641
Accounts receivable, net of $428,533 and $123,109, respectively	3,753,803	506,337
Inventories, net	7,479,842	1,499,270
Prepaid expenses and other current assets	352,678	254,303
Total current assets	12,547,347	3,650,551

Property and equipment	1,111,900	74,098
Less accumulated depreciation	(183,048)	(58,099)
Property and equipment, net	928,852	15,999

Intangibles assets, net	3,733,979	872,864

Total assets	$17,210,178	$4,539,414

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$5,047,357	$1,644,899
Current portion of long-term debt to related party	641,399	-0-
Deferred revenue	258,189	377,445
Deferred consideration	160,417	-
Other liabilities	369,563	288,525
Total current liabilities	6,476,925	2,310,869

Deferred revenue – long-term	215,077	274,374
Deferred consideration – long-term	1,026,097	-
Other liabilities – long-term	514,826	665,713
Long term debt to related party, net of current portion	1,298,863	-
Total long-term liabilities	2,983,193	940,087

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 52,324,032 and 28,343,007 shares issued and outstanding as of September 30, 2017 and December 31,2016, respectively	42,113	18,132
Additional paid-in-capital	19,970,657	11,546,804
Accumulated other comprehensive loss	208,924	-
Accumulated deficit	(12,471,634)	(10,276,487)

Total shareholders’ equity	7,750,060	1,288,458

Total liabilities and shareholders’ equity	$17,201,178	$4,539,414

See accompanying notes to the condensed consolidated financial statements as filed on www.sec.gov.

ICTV BRANDS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS and COMPREHENSIVE LOSS

(Unaudited)

	For the three months ended		For the six months ended
	September 30, 2017	September 30, 2016	September 30, 2017	September 30, 2016

NET SALES	$7,559,754	$4,203,530	$23,156,949	$12,471,266

COST OF SALES	3,049,989	1,158,998	7,995,170	3,698,764

GROSS PROFIT	4,509,765	3,044,532	15,161,779	8,772,502

OPERATING EXPENSES:
General and administrative	2,448,376	1,035,752	7,643,917	3,076,489
Selling and marketing	4,102,346	2,267,103	11,346,321	6,636,950
Total operating expenses	6,590,722	3,302,855	18,990,238	9,713,439

OPERATING LOSS	(2,080,957)	(258,323)	(3,828,459)	(940,937)

INTEREST EXPENSE, NET	(164,377)	(3,274)	(215,147)	(10,511)

GAIN ON SETTLEMENT	1,969,245	-	1,969,245	-

MISCELLANEOUS INCOME (LOSS)	(130)	-	59,974	-

LOSS BEFORE PROVISION FOR INCOME TAX	(274,581)	(261,597)	(2,012,879)	(951,448)

PROVISION FOR INCOME TAXES	112,277	-	182,277	-

NET LOSS	$(386,858)	$(261,597)	$(2,195,156)	$(951,448)

OTHER COMPREHENSIVE INCOME:
Foreign currency translation adjustment	112,223	-	208,924	-

COMPREHENSIVE LOSS	$(274,635)	$(261,597)	$(1,986,232)	$(951,448)

NET LOSS PER SHARE
BASIC	$(0.01)	$(0.01)	$(0.04)	$(0.03)
DILUTED	$(0.01)	$(0.01)	$(0.04)	$(0.03)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
BASIC AND DILUTED	52,321,826	28,202,739	49,518,478	28,184,584

See accompanying notes to the condensed consolidated financial statements as filed on www.sec.gov.

ICTV BRANDS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017 AND 2016

(Unaudited)

	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,195,156)	$(951,448)
Adjustments to reconcile net loss to net decrease in cash provided by (used in) operating activities:
Depreciation	128,835	5,637
Amortization of intangible assets	691,957	218,213
Bad debt expense	903,710	693,607
Share based compensation	223,345	259,328
Issuance of stock for compensation	336,000	-
Change in fair value of contingent consideration	(48,035)	-
Loss on disposal of property and equipment	6,197	-
Noncash interest	105,459	11,933
Gain on settlement of contingent consideration	(1,969,245)	-
Change in assets and liabilities:
Accounts receivable	(4,113,466)	(900,774)
Other receivable	(577,533)	-
Inventories	922,503	751,369
Prepaid expenses and other current assets	114,171	52,158
Accounts payable and accrued liabilities	3,603,242	(72,073)
Severance payable	-	(45,995)
Deferred revenue	(178,553)	82,304
Net cash provided by (used in) operating activities	(2,046,569)	104,259

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(171,196)	(1,290)
Cash paid for acquisition of PhotoMedex, Inc.	(5,000,000)	-
Net cash used in investing activities	(5,171,196)	(1,290)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net of costs	6,982,930	-
Proceeds from exercise of options	55,559	-
Payments of deferred consideration for acquisition	(14,583)	-
Payments of DermaWand asset purchase agreement	(150,000	(225,000)
Repayments of long-term debt to related party	(87,441)	-)
Net cash provided by (used in) financing activities	6,786,465	(225,000)

Effect of exchange rates on cash and cash equivalents	1,683	-

NET DECREASE IN CASH AND CASH EQUIVALENTS	(429,617)	(122,031)

CASH AND CASH EQUIVALENTS, beginning of the period	1,390,641	1,334,302

CASH AND CASH EQUIVALENTS, end of the period	$961,024	$1,212,271

SUPPLEMENTAL DISCLOSURE OF NON-CASH ACTIVITY:
Cashless exercise of options	$43	$-
Payments of DermaWand asset purchase agreement	$-	$1,200,000

Acquisition of PhotoMedex on January 23, 2017
Fair value of assets acquired	$9,198,043	$-
Fair value of deferred consideration	(4,198,043)	-
Cash paid for acquisition	$5,000,000	$-

Asset Acquisition of Ermis Labs on January 23, 2017
Cost of assets acquired	$1,981,822	$-
Present value of deferred consideration	(1,131,822)	-
Issuance of common stock for asset purchase	(850,000)	-
Cash paid for acquisition	$-	$-
Settlement of contingent consideration to PhotoMedex on July 12, 2017
Contingent consideration owed to PhotoMedex	$3,579,760	$-
Other receivables amount forgiven	(837,708)
Payables extinguished	1,017,193
Settlement amount in proceeds from long-term debt	(2,000,000)	-
Assignment of deposit amount	210,000	-
Gain on settlement of contingent consideration	$1,969,245	$-

See accompanying notes to the condensed consolidated financial statements as filed on www.sec.gov.

Contact Information:

Rich Ransom

ransom@ictvbrands.com

484-598-2313

Ernest P. Kollias, Jr.

kollias@ictvbrands.com

484-598-2300